EX-99.3
Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL
REGARDING INTERESTS IN THE ASGI AURORA OPPORTUNITIES FUND, LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED NOVEMBER 19, 2012

THE OFFER WILL EXPIRE ON DECEMBER 17, 2012
 AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
ALTERNATIVE STRATEGIES GROUP, INC., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,
EASTERN TIME, ON DECEMBER 17, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:

ASGI Aurora Opportunities Fund
c/o BNY Mellon Alternative Investment Services
400 Bellevue Parkway 19C-0204
Wilmington, DE 19809
Phone: (866) 211-4521
Fax: (508) 599-6137

Ladies and Gentlemen:

The undersigned hereby tenders to ASGI Aurora Opportunities Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interests in the Fund or portion thereof held by the undersigned, described and specified below (the “Interests”), on the terms and conditions set forth in the offer to purchase, dated November 19, 2012 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”).

THE OFFER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interests in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Interests in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portion thereof tendered hereby.

Payment of the purchase price for the Interests in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless the undersigned advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the payment (initial payment in the case of Members tendering all of their Interests) will be based on the unaudited net asset value as of March 31, 2013 of the Interests or portion thereof tendered.  When Interests are repurchased by the Fund, Members will generally receive cash distributions equal to the value of the Interests repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Interests may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

ASGI Aurora Opportunities Fund, LLC
Tendered Pursuant to the Offer to Purchase Dated November 19, 2012

TENDER OFFER FORM

Name of Member:                ___________________________________________________________________________

Account Number:     __________________________

Official Fund Name:          ASGI Aurora Opportunities Fund, LLC

Type of Request:                  ☐  Partial Tender
☐  Full Tender

Complete if Partial Tender:

Tender Amount: ________________________________________                  Effective Date:  March 31, 2013

The undersigned Member acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Registration Statement and all capitalized terms used herein have the meaning as defined in the Fund’s Registration Statement. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this tender request relates, and that the person signing this request is an authorized representative of the tendering Member.

In the case of joint accounts, each joint holder must sign this tender request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Investment of Tender Proceeds in another ASGI-Advised Registered Fund

Members that tender their Class A Interests for repurchase and who reinvest repurchase proceeds in Class A Interests of another registered fund advised by Alternative Strategies Group, Inc. will not be subject to a placement fee with respect to the reinvestment of such proceeds.  Accordingly, please check the box below if the undersigned Member intends to invest tender offer proceeds in another registered fund advised by Alternative Strategies Group, Inc.  In such event, the undersigned Member acknowledges that no such investment may be made until the undersigned has received and had an opportunity to review the confidential private placement memorandum for any such fund.  If the undersigned (1) checks the box below, (2) contacts the Member’s intermediary, (3) obtains and reviews the private placement memorandum of another ASGI-advised registered fund and (4) subsequently invests the proceeds from this tender into another ASGI-advised registered fund, the undersigned will not be subject to any otherwise applicable placement fee with respect to such investment.

 ☐   I intend to contact my selling broker to inquire about investing the proceeds of this tender into an another ASGI-advised registered fund.

ASGI Aurora Opportunities Fund, LLC
Tendered Pursuant to the Offer to Purchase Dated November 19, 2012

Fax to (508) 599-6137 or Overnight Mail to Alternative Strategies Group, Inc., c/o BNY Mellon Alternative Investment Services, 400 Bellevue Parkway 19C-0204, Wilmington, DE 19809

Form must be received prior to the deadline

Indicate Date of Transmission________________and Method of Transmission  ☐ Fax  ☐ Regular Mail  ☐ Overnight Mail

FOR INDIVIDUAL MEMBERS AND JOINT TENANTS:	FOR OTHER MEMBERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:______________

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